UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 5, 2019

Date of Report (Date of earliest event reported)

Two River Bancorp

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRCB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 5, 2019, Two River Bancorp (the “Company”) held a Special Meeting of Shareholders for which the Board of Directors solicited proxies. Of the 8,715,338 shares of the Company’s common stock outstanding at the close of business on October 7, 2019, the record date for this Special Meeting, 5,678,905 shares were present or represented by proxy at such meeting, constituting a quorum to conduct business. At this Special Meeting, the shareholders of the Company voted on the proposals described in the Proxy Statement/Prospectus dated October 29, 2019, and the results were as follows:

Proposal No. 1. The Company’s shareholders approved the Agreement and Plan of Merger, dated as of August 9, 2019 (the “Merger Agreement”), by and among OceanFirst Financial Corp., Hammerhead Merger Sub Corp., and the Company, and the merger contemplated by the Merger Agreement, as set forth below:

Votes For	Votes Against	Abstentions	Uncast
5,655,803	20,613	2,488	0

Proposal No. 2. The Company’s shareholders approved, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company may receive in connection with the transactions contemplated by the Merger Agreement, as set forth below:

Votes For	Votes Against	Abstentions	Uncast
4,398,329	1,239,457	39,103	2,014

Proposal No. 3. The Company’s shareholders approved the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal No. 1, as set forth below:

Votes For	Votes Against	Abstentions	Uncast
5,452,966	211,507	12,416	2,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: December 5, 2019

	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer